Exhibit 99.1

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of April 25, 2022, between Bank of America, National Association, as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller” or “Seller”), and Morgan Stanley Capital I Inc., as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

The Mortgage Loan Seller desires to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the commercial, multifamily and/or manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

The Purchaser intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial, multifamily and/or manufactured housing community mortgage loans, that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”). Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of May 1, 2022 (the “Pooling and Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association, as general master servicer (the “General Master Servicer”), Rialto Capital Advisors, LLC, as general special servicer (the “General Special Servicer”), National Cooperative Bank, N.A. (“NCB”), as NCB master servicer and as NCB special servicer, Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator and as custodian (in such capacity, the “Custodian”), and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof) (except with respect to the definition of “Servicing File,” which for purposes of this Agreement shall not include the documents described in clause (b) in the definition of such term in the Pooling and Servicing Agreement). Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date. It is anticipated that the Purchaser will transfer the Mortgage Loans to the Trustee on behalf of the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

The Purchaser intends to sell the Registered Certificates to Morgan Stanley & Co. LLC (“MS&Co.”), BofA Securities, Inc. (“BofA Securities”), Wells Fargo Securities, LLC (“WFS”), Academy Securities, Inc. (“Academy”) and Drexel Hamilton, LLC (“Drexel”, and together with MS&Co., BofA Securities, WFS and Academy, collectively in such capacities, the “Underwriters”) pursuant to an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), between the Purchaser, Morgan Stanley Mortgage Capital Holdings LLC and the Underwriters. The Purchaser intends to sell the Non-Registered Certificates (other than the RR Interest) to MS&Co., BofA Securities, WFS, Academy and Drexel (collectively in such capacities, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”), between the Purchaser, Morgan Stanley Mortgage Capital Holdings LLC and the Initial Purchasers. The Purchaser intends to transfer the RR Interest to Morgan Stanley Bank, N.A. (“MSBNA”), the Mortgage Loan Seller and Wells Fargo Bank, National Association pursuant to the RR Interest Transfer Agreement, dated as of the date hereof (the “RR Interest Transfer Agreement”), between the Depositor, MSBNA, the Mortgage Loan Seller and Wells Fargo Bank, National Association. The Certificates are more fully described in (a) that certain prospectus dated April 25, 2022 (together with all annexes and exhibits thereto and information incorporated therein by reference as of the date of filing thereof, the “Prospectus”), relating to the Registered Certificates and (b) that certain private placement memorandum, dated April 25, 2022 (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates (other than the RR Interest), as each may be amended or supplemented at any time hereafter.

The Mortgage Loan Seller will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain preliminary prospectus, dated April 18, 2022, relating to the Registered Certificates (together with all annexes and exhibits thereto and information incorporated therein by reference as of the last Time of Sale (as defined in the Indemnification Agreement), the “Preliminary Prospectus”), (b) that certain preliminary private placement memorandum, dated April 18, 2022, relating to the Non-Registered Certificates (other than the RR Interest) (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), between the Mortgage Loan Seller, the Depositor, the Underwriters and the Initial Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.           Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. Notwithstanding anything to the contrary herein, the Mortgage Loan identified on Exhibit B to the Pooling and Servicing Agreement as “Life Science Office Portfolio” (the “Life Science Office Portfolio Mortgage Loan”) is a Joint Mortgage Loan with respect to the Mortgage Loan Seller and was co-originated by Wells Fargo Bank, National Association and the Mortgage Loan Seller, and the Mortgage Loan Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Mortgage Loan Seller (or one of its affiliates) and its successors and assigns in the original principal amount of $35,910,000 (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder). The purchase and sale of the Mortgage Loans shall take place on May 5, 2022 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans, if any, on or before such date, whether or not received, of (i) $423,866,222, plus (ii) $35,910,000, representing the 45% pari passu interest of the Mortgage Loan Seller in the Life Science Office Portfolio Mortgage Loan, which pari passu interest is represented by the related Mortgage Note(s) in favor of the Mortgage Loan Seller (or one of its affiliates) and its successors and assigns. The purchase price for the Mortgage Loans shall be a combination of (i) the portion of the RR Interest transferred to the Mortgage Loan Seller pursuant to the RR Interest Transfer Agreement and (ii) a cash amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the Closing Date (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible). The Purchaser shall pay and/or direct to be paid the cash portion of such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2.           Conveyance of the Mortgage Loans. (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the satisfaction of the other conditions to the Mortgage Loan Seller’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by the Mortgage Loan Seller and the General Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement). The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller), except any Seller Defeasance Rights and Obligations.

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan documents, it is expressly intended that the Mortgage Loan Seller will receive the benefit of any securitization indemnification provisions in the Mortgage Loan documents.

(b)           The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” in Section 1.01 of the Pooling and

Servicing Agreement (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Sections 2.01(b) or (c) of the Pooling and Servicing Agreement with respect to any item), the remainder of the Mortgage File for each Mortgage Loan and, except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan as of the Closing Date (which delivery shall be subject to clauses (e) and (f) in the proviso of the definition of “Mortgage File”), any other items required to be delivered or deposited by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts and originals of letters of credit, which shall be transferred to the General Master Servicer) for each Mortgage Loan, and shall take such other actions and pay such costs with respect to the Mortgage Loans as may be required under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligations of each of the Mortgage Loan Seller and any other Mortgage Loan Seller with respect to such Joint Mortgage Loan (an “Other Mortgage Loan Seller”) to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to any Joint Mortgage Loan, the obligations of the Mortgage Loan Seller and any Other Mortgage Loan Seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Mortgage Loan Seller or any Other Mortgage Loan Seller may deliver one Mortgage File or one of any other document required to be delivered with respect to such Joint Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for the Mortgage Loan Seller and each such Other Mortgage Loan Seller.

In addition, on or prior to the fifth (5th) Business Day after the Closing Date, the Mortgage Loan Seller, at its expense, shall deliver to the Custodian five (5) limited powers of attorney substantially in the form attached hereto as Exhibit F in favor of the Custodian (on behalf of the Trustee) and the General Special Servicer to empower the Custodian (on behalf of the Trustee) and, in the event of the failure or incapacity of the Custodian (on behalf of the Trustee), the General Special Servicer, to sign and/or deliver to a third party for submission, or to cause the Custodian to sign and/or deliver to a third party for submission, at the expense of the Mortgage Loan Seller, any Mortgage Loan documents required to be recorded as described in Section 2.01 of the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee (or the Custodian on its behalf)). The Mortgage Loan Seller agrees to reasonably cooperate with the Custodian, the Trustee and the General Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is one hundred eighty (180) days following the delivery of notice of such absence to the Mortgage Loan Seller, but in no event earlier than eighteen (18) months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Custodian or the General Special Servicer, as applicable, shall submit such documents for recording, at the Mortgage Loan Seller’s expense, after the periods set forth above, provided, the Custodian or the General Special Servicer, as applicable, shall not submit such assignments for recording if the Mortgage Loan Seller produces evidence that it or a third-party on its behalf has sent any such assignment for recording and certifies that the Mortgage Loan Seller is awaiting its return from the applicable recording office.

(d)           In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, with respect to the delivery of a letter of credit in the manner described in clause (A) of clause (xii) of the definition of “Mortgage File”, the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement and the Pooling and Servicing Agreement by delivering to the Custodian within ten (10) Business Days following the Closing Date with respect to any such letter(s) of credit a copy of such letter of credit, the transfer documentation and such transmittal communication to the issuing bank indicating that such document has been delivered to the issuing bank for reissuance. If a letter of credit is not in a form that would allow the General Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Mortgage Loan Seller shall deliver copies of the appropriate transfer or assignment documents to the Custodian promptly following receipt of written notification thereof. If not otherwise paid by the related Mortgagor, the Mortgage Loan Seller shall pay any transfer fee required in order to transfer the beneficiary’s interest from such Mortgage Loan Seller to the General Master Servicer on behalf of the Trust as required hereunder and shall cooperate with the reasonable requests of the General Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is reissued to the General Master Servicer on behalf of the Trust.

With respect to letters of credit delivered in accordance with subclause (B) of clause (xii) of the definition of “Mortgage File”, within sixty (60) days of the Closing Date or such shorter period as is required by the terms of such letter of credit or other applicable Mortgage Loan documents, the Mortgage Loan Seller shall notify the bank issuing the letter of credit that the General Master Servicer on behalf of the Trustee shall be the beneficiary under such letter of credit. Section 3.01(f) of the Pooling and Servicing Agreement requires the General Master Servicer to present such letter of credit and the related assignment documentation delivered by the Mortgage Loan Seller to the letter of credit bank issuing such letter of credit and request that such letter of credit bank reissue the letter of credit in the name of “Wells Fargo Bank, National Association, as General Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of registered holders of BANK 2022-BNK41, Commercial Mortgage Pass-Through Certificates, Series 2022-BNK41”. Section 3.01(f) of the Pooling and Servicing Agreement further requires the General Master Servicer to use reasonable efforts to obtain such reissued letter of credit back from the issuing letter of credit bank within sixty (60) days (and in any event within ninety (90) days) following the Closing Date. The Mortgage Loan Seller shall provide such reasonable cooperation as requested by the General Master Servicer, including without limitation by delivering such additional assignment or amendment documents required by the issuing bank in order to reissue a letter of credit as provided above.

(e)           In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified as “Home2 Suites – Loves Park Rockford” on the Mortgage Loan Schedule, which is subject to a franchise agreement with a related comfort letter in favor of the Mortgage

Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or otherwise have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Mortgage Loan Seller shall, within forty-five (45) days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice to or make any such required request of the related franchisor (with a copy to the General Master Servicer).

(f)            In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, or make available or cause to be made available to, the General Master Servicer in accordance with Section 2.01(d) of the Pooling and Servicing Agreement, the following items: (i) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement, a copy of the Mortgage File for each Mortgage Loan (except that copies of any instruments of assignment that are returned or delivered, as applicable, to the Custodian by the related public recording office in accordance with the requirements of Section 2.01(c) of the Pooling and Servicing Agreement shall be delivered by the Custodian to the General Master Servicer) and (ii) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement, and except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan, originals or copies of all financial statements, operating statements, appraisals, environmental reports, engineering reports, Insurance Policies, certificates, guaranty/indemnity agreements, property inspection reports, escrow analysis, tax bills, third-party management agreements, asset summary and financial information on the borrower/sponsor and any guarantor, in each case relating to the origination and servicing of any Mortgage Loan or related Serviced Whole Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Whole Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans or related Serviced Whole Loan(s) (provided that the Mortgage Loan Seller shall not be required to deliver any internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) or underwriting analysis (including documents prepared by the Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents or any documents or materials prepared by it or its Affiliates for internal uses, attorney client communications that are privileged communications or constitute legal or other due diligence analyses or credit underwriting or due diligence analyses or data). In addition, the Mortgage Loan Seller shall, in accordance with Section 2.01(f) of the Pooling and Servicing Agreement, deliver to, and deposit with, or cause to be delivered to, and deposited with, the General Master Servicer, within three (3) Business Days after the Closing Date, all unapplied reserve funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans (other than any Non-Serviced Whole Loans). In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the General Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC® Financial File and CREFC® Loan Periodic Update File required to be delivered by the General Master Servicer under the Pooling and Servicing Agreement.

(g)           Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller. In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust’s ownership of each Mortgage Loan following the Closing Date.

(h)           The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement (except with respect to the Administrative Cost Rate). The Mortgage Loan Seller shall, within fifteen (15) days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach or to shorten the period available to the Mortgage Loan Seller with respect to the cure, repurchase or substitution provisions with respect to a Material Defect set forth in Section 5.

(i)            Notwithstanding anything to the contrary, the Purchaser and the Mortgage Loan Seller hereby acknowledge and agree that with respect to each Mortgage Loan subject to defeasance, the Mortgage Loan Seller has transferred to a third party or has retained the right of the lender under the Mortgage Loan documents to receive a percentage of the economic benefit associated with the ownership of the successor borrower, to designate or establish the successor borrower and/or to purchase (or cause the purchase on behalf of the related borrower of) the related defeasance collateral, in each case if there is a defeasance of such Mortgage Loan (“Seller Defeasance Rights and Obligations”). The Purchaser shall cause the Pooling and Servicing Agreement to provide that: (i) if the General Master Servicer receives notice of a defeasance request to a Mortgage Loan subject to defeasance, then the General Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to the Mortgage Loan Seller or its assignee; and (ii) until such time as the Mortgage Loan Seller provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Seller Defeasance Rights and Obligations shall be delivered to the Mortgage Loan Seller pursuant to the notice provisions of the Pooling and Servicing Agreement.

Section 3.           Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4.           Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser. (a) The Mortgage Loan Seller hereby makes, as of the date hereof (and, in connection with any replacement of a Defective Loan (as defined in Section 4(f) hereof) with one or more Qualified Substitute Mortgage Loans (also as defined in Section 4(f) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the date hereof, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.

(b)           The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)           The Mortgage Loan Seller hereby represents and warrants, as of the date hereof, to and for the benefit of the Purchaser only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)           The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in each of the Preliminary Prospectus and the Prospectus complies in all material respects with the applicable disclosure requirements of Regulation AB as in effect on the date hereof and for which compliance is required as of the date hereof. As used herein, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

(e)           With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller either (i) represents and warrants that as of the date hereof such Servicing Function Participant is expected to be an Initial Sub-Servicer under the Pooling and Servicing Agreement or (ii) (A) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement (including but not limited to the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable) applicable to such Servicing Function Participant for the Mortgage Loans and (B) covenants with the Purchaser that, for so long as the Trust is subject to the reporting requirements of the Exchange Act, it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all reporting requirements set forth therein.

(f)            The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of any substitution, with respect to any replacement Mortgage Loan (a “Qualified Substitute Mortgage Loan”) that is substituted for a Defective Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement. For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect.

(g)           Except for (x) the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information in a data file relating to the Mortgage Loans and (y) the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of underwriting information in loan files for the Mortgage Loans to underwriting information in a data file relating to the Mortgage Loans (such reports, collectively, the “Accountants’ Due Diligence Reports”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accounting firms engaged with respect to the Accountants’ Due Diligence Reports, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(g).

(h)           Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(i)            Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor a certificate substantially in the form of Exhibit E (which may be sent by email to cmbs_notices@morganstanley.com).

(j)             If, as part of an Asset Review of a Mortgage Loan, the Asset Representations Reviewer determines it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, then, upon written request of the Asset Representations Reviewer, the

Mortgage Loan Seller shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request, any such document; provided, that the Mortgage Loan Seller shall be required to deliver such missing document only to the extent that such document is in the possession of the Mortgage Loan Seller, but in any event excluding any documents that contain information that is proprietary to the related originator or the Mortgage Loan Seller or any draft documents or privileged or internal communications.

(k)           Upon the completion of an Asset Review with respect to each Mortgage Loan in accordance with the Pooling and Servicing Agreement and receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay the Asset Representations Reviewer Asset Review Fee for the Mortgage Loans subject to that Asset Review (or, with respect to any Joint Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Joint Mortgage Loan, multiplied by the Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest) within sixty (60) days of such written invoice by the Asset Representations Reviewer; provided, that if any fees payable pursuant to this Section 4(k) are paid by the Trust pursuant to Section 12.02(b) of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall reimburse the Trust for the amount of any such fees (or, with respect to any Joint Mortgage Loan, for its Mortgage Loan Seller Percentage Interest of the amount of such fees).

(l)            The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

(m)          The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon any failure by the Mortgage Loan Seller to (A) pay the fees described under Section 4(k) above within sixty (60) days of written invoice by the Asset Representations Reviewer or (B) within sixty (60) days of the Closing Date (or such later date specified herein or in the Pooling and Servicing Agreement), provide all documents required to be delivered by it pursuant to Section 4(h) of this Agreement.

(n)           The Mortgage Loan Seller covenants with the Purchaser that if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as a result of the occurrence of any event that occurred prior to the Closing Date with respect to the Mortgage Loans or the Mortgage Loan Seller (and the Mortgage Loan Seller hereby covenants to promptly notify the Depositor, the Underwriters and the Initial Purchasers of the occurrence of any such event to the extent it has knowledge thereof), an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to be delivered in connection with sales of the Certificates by the Underwriters, the Initial Purchasers or a dealer, in order to correct any untrue statement of a material fact or any omission to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private

Placement Memorandum is delivered to a purchaser, not misleading, or an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to comply with applicable law, the Mortgage Loan Seller shall do all things necessary (or, with respect to information relating to the Mortgage Loans, provide all information in its possession) to assist the Depositor to prepare and furnish, at the expense of the Mortgage Loan Seller (to the extent that such amendment or supplement relates to the Mortgage Loan Seller, the Mortgage Loans and/or any information describing the same, as provided by the Mortgage Loan Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so contain an untrue statement of material fact or omit to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading or so that the Prospectus or Private Placement Memorandum (as so annexed or supplemented), including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so fail to comply with applicable law. All terms used in this Section 4(n) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement. Notwithstanding the foregoing, the Mortgage Loan Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 4(n). The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(n).

Section 5.          Notice of Breach; Cure, Repurchase and Substitution. (a) The Mortgage Loan Seller shall, not later than ninety (90) days after (i) except in the case of the succeeding clause (ii), the Mortgage Loan Seller’s receipt of notice of or, if earlier, the Mortgage Loan Seller’s discovery of, a Material Defect or (ii) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (x) the discovery by the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement of such Material Defect and (y) receipt of notice of the Material Defect from any party to the Pooling and Servicing Agreement (such ninety (90) day period, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at the Mortgage Loan Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Trust reasonably incurred by any party to the Pooling and Servicing Agreement, (B) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable), at the applicable Purchase Price and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the General Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with this Agreement and

Section 2.03 of the Pooling and Servicing Agreement; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Mortgage Loan Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Mortgage Loan Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)); provided, further, that with respect to such Extended Cure Period the Mortgage Loan Seller has delivered an officer’s certificate to the Trustee, the Certificate Administrator, the General Master Servicer, the General Special Servicer, the Operating Advisor and (with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Material Defect will be cured within the Extended Cure Period; and provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Mortgage Loan Seller to have received the recorded document, then the Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the Mortgage Loan Seller certifies to the Trustee, the General Master Servicer, the General Special Servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the Certificate Administrator no less than every ninety (90) days, beginning at the end of such Extended Cure Period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Mortgage Loan Seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, any Defect or Breach that causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the Mortgage Loan Seller are to be remitted by wire transfer to the General Master Servicer for deposit into the Collection Account. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

If the Mortgage Loan Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan, agrees to a Loss of Value Payment, pursuant to any agreement or a settlement between the Mortgage Loan Seller and the Enforcing Servicer on behalf of the Trust (and, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be remitted by wire transfer to the Enforcing Servicer for deposit into the Loss of Value Reserve Fund. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Enforcing Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4(k) above attributable to the Asset Review of such Mortgage Loan and not previously paid by the Mortgage Loan Seller. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the Mortgage Loan Seller and the Enforcing Servicer on behalf of the Trust. The following terms shall apply to any Loss of Value Payment: (i) prior to any agreement or settlement between the Mortgage Loan Seller and the Enforcing Servicer nothing in this paragraph shall preclude the Mortgage Loan Seller or the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing set forth in this Agreement (excluding this paragraph) or the Pooling and Servicing Agreement (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a “qualified mortgage”) may not be cured by a Loss of Value Payment.

The Mortgage Loan Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 5 shall constitute the sole remedy available to the Purchaser in connection with a Material Defect; provided, however, that no limitation of remedy is implied with respect to the Mortgage Loan Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes.

The remedies provided for in this subsection with respect to any Material Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Mortgage Loan Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the General Master Servicer, the General Special Servicer, the Certificate Administrator, the Trustee or the Trust that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable pursuant to Section 4(k) above to the extent not previously paid by the Mortgage Loan Seller to the Asset

Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, that if the Breach relates to a Joint Mortgage Loan, the Mortgage Loan Seller shall only be responsible for its Mortgage Loan Seller Percentage Interest of all such costs and expenses unless such Breach relates solely to the Mortgage Note(s) sold by the Mortgage Loan Seller. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses to the General Special Servicer for disbursement to the applicable Persons and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the Mortgage Loan Seller.

Notwithstanding anything contained in this Agreement or the Pooling and Servicing Agreement, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect shall relieve the Mortgage Loan Seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan under this Agreement if (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is a result of the failure by the Purchaser or any other party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of this Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (it being understood that knowledge shall not be deemed to exist by reason of the Custodial Exception Report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the Mortgage Loan Seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding anything contained in this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan pursuant to Section 2 hereof shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(b)           Whenever one or more Qualified Substitute Mortgage Loans are substituted for a Defective Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the General Master Servicer or the General Special Servicer, as applicable, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies or such Qualified

Substitute Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. No mortgage loan may be substituted for a Defective Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan, in which case, absent a cure of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related date of substitution, and Periodic Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related date of substitution, and Periodic Payments due with respect to each corresponding Defective Loan that is purchased or repurchased, as the case may be, or replaced with one or more Qualified Substitute Mortgage Loans (any such Mortgage Loan, a “Deleted Mortgage Loan”) (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the General Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the General Master Servicer or the General Special Servicer, as applicable, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of one or more Qualified Substitute Mortgage Loans for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

If any Mortgage Loan that is part of a Crossed Mortgage Loan Group is required to be repurchased or substituted, the provisions of Section 2.03(h), Section 2.03(i) and Section 2.03(j) of the Pooling and Servicing Agreement shall apply.

(c)           The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the General Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Qualified Substitute Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Mortgagor of the retransfer of such Deleted Mortgage Loan. In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the General Master Servicer and the General Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the General Master Servicer and the General Special Servicer of, any portion of the related Servicing File (as such term is defined in the Pooling and Servicing Agreement), together with any Escrow Payments, reserve funds and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the General Master Servicer or the General Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)           [Reserved.]

(e)           The Mortgage Loan Seller acknowledges and agrees that the Purchaser shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)            The Mortgage Loan Seller (to the extent it receives any request or demand, whether oral or written, that a Mortgage Loan be repurchased or replaced, whether arising from a Material Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Purchaser: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral, between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Cure Period, or, if applicable, any Extended Cure Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Purchaser (subject to Section 5(g)), such other information in the Seller Request Recipient’s possession as would be necessary to permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means. Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as practicable after such request is made. Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person. Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Cure Period or an Extended Cure Period, the expiration date of such Initial Cure Period or, if applicable, an Extended Cure Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)           The Mortgage Loan Seller and the Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Purchaser with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Mortgage Loan Seller or the Purchaser under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Defect or knowledge on the part of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Defect or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Defect.

(h)           The Mortgage Loan Seller shall provide to the Purchaser relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Repurchase Request with respect to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, the Purchaser shall provide or cause to be provided to the Mortgage Loan Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for the Mortgage Loan Seller to prepare any such Form ABS-15G.

(i)            The Purchaser shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. The Trust’s CIK# is 0001920442.

(j)             Notwithstanding anything to the contrary herein, the Mortgage Loan Seller’s obligation in respect of a Material Defect with respect to a Joint Mortgage Loan shall be solely in respect of the Mortgage Loan Seller’s pro rata share of such Joint Mortgage Loan based on the Mortgage Loan Seller’s Mortgage Loan Seller Percentage Interest as of the date hereof in such Joint Mortgage Loan.

(k)           If the Mortgage Note or Mortgage Notes with respect to a Joint Mortgage Loan in favor of the Mortgage Loan Seller and its successors and assigns are repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 5, and any other related mortgage notes evidencing such Joint Mortgage Loan are not repurchased or replaced by any Other Mortgage Loan Seller and any such mortgage note remains in the Trust, then the Mortgage Loan Seller and the Purchaser hereby agree that (i) the provisions in Section 3.30 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of such Joint Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a “Mortgage Loan” (as defined in the Pooling and Servicing Agreement) and (b) each repurchased Mortgage Note were a Serviced Pari Passu Companion Loan (or, if the Joint Mortgage Loan was a Non-Serviced Mortgage Loan, a Non-Serviced Pari Passu Companion Loan), (ii) the Mortgage Loan Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.30 as if it were a party to the Pooling and Servicing Agreement and (iii) the Mortgage Loan Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the General Master Servicer or the General Special Servicer, as applicable, the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

Section 6.           Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)         All of the representations and warranties of the Mortgage Loan Seller and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii)       All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller as a third party beneficiary thereunder), to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)       The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv)      The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v)       All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi)      The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii)     The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii)    Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms;

(ix)       The Commission shall not have issued any stop order suspending the effectiveness of the Purchaser’s Registration Statement; and

(x)        Prior to the delivery of the Preliminary Prospectus to investors, an officer of the Mortgage Loan Seller shall have delivered to the Depositor a sub-certification to the certification provided by the Chief Executive Officer of the Depositor to the Securities and Exchange Commission pursuant to Regulation AB.

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7.           Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i)         This Agreement, duly executed by the Purchaser and the Mortgage Loan Seller;

(ii)        Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii)       A Secretary’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Mortgage Loan Seller authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of the Mortgage Loan Seller;

(iv)      A certificate of good standing with respect to the Mortgage Loan Seller issued by the Office of the Comptroller of the Currency of the United States not earlier than thirty (30) days prior to the Closing Date, and upon which the Interested Parties may rely;

(v)       A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(vi)      A written opinion of in-house or independent counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the Mortgage Loan Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(vii)     A written opinion of special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the enforceability of this Agreement against the Mortgage Loan Seller;

(viii)    A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Preliminary Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Preliminary Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Preliminary Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading;

(ix)       A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser (only with respect to the Private Placement Memorandum), the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the case may be and as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum (as applicable) as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB;

(x)        Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of the date thereof;

(xi)       One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, the Purchaser, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan-related documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xii)      If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Exchange Act; and

(xiii)     Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8.           Additional Reporting Under Regulation AB. With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the

Mortgage Loan Seller shall provide to the Purchaser and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Exhibit AA or Exhibit BB to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely as in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Exhibit CC of the Pooling and Servicing Agreement). In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Purchaser, the Certificate Administrator and the Mortgage Loan Seller. In each case, such delivery shall be made not later than five (5) calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than March 1 of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”). In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder.

In addition, with respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall reasonably cooperate with each of the Depositor, the applicable General Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan-related documents, data and information in the possession of the Mortgage Loan Seller at or prior to the Closing Date and on the date of the request and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Mortgage Loan Seller shall not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

Section 9.           Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate Cut-off Date Balance of all the Mortgage Loans represents as to the aggregate Cut-off Date Balance of all the mortgage loans of the Trust Fund (the “Cut-off Date Pool Balance”)) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the

Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (ix) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; (x) the upfront fee payable to the Asset Representations Reviewer on the Closing Date in the amount agreed by the parties hereto; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10.        Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to Morgan Stanley Capital I Inc., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division and a copy by email to cmbs_notices@morganstanley.com), or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing; or, if to the Mortgage Loan Seller, addressed to Bank of America, National Association, One Bryant Park, Mail Code: NY1-100-11-07, New York, New York 10036, Attention: Director of CMBS Securitization, email: leland.f.bunch@bofa.com (with copies to Paul Kurzeja, Associate General Counsel, Bank of America Legal Department, One Bank of America Center, 150 North College Street, Mail Code: NC1-028-28-03, Charlotte, North Carolina 28255, email: paul.kurzeja@bofa.com and cmbsnotices@bofa.com, and Joshua J. Yablonski, Esq., Katten Muchin Rosenman LLP, 550 S. Tryon Street, Suite 2900, Charlotte, North Carolina 28202, email: joshua.yablonski@katten.com), or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

Section 11.        Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. The Mortgage Loan Seller shall be an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein. The Asset Representations Reviewer shall be an express third party beneficiary of Sections 4(i), 4(j), and 4(k) of this Agreement.

Section 12.        Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13.        Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.         Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE

JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15.         Further Assurances. The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16.        Successors and Assigns. The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Purchaser is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their respective successors and permitted assigns.

Section 17.        Information. The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18.        Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated as of March 17, 2022 between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

Section 19.         Recognition of U.S. Special Resolution Regimes.

(a)           In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States of America or a State of the United States of America.

(b)           In the event that a Covered Party or any BHC Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Right under this Agreement that may be exercised against such Covered Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a State of the United States of America.

“BHC Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Party” means any party to this Agreement that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20.         Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)           Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 19, no party to this Agreement shall be permitted to exercise any Default Right against a Covered Party with respect to this Agreement that is related, directly or indirectly, to a BHC Affiliate of such party becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (each an “Insolvency Proceeding”), except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)           After a BHC Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Party with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Leland F. Bunch, III
	Name:	Leland F. Bunch, III
	Title:	Managing Director

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
	Name:	Jane Lam
	Title:	President

BANK 2022-BNK41 – Mortgage Loan Purchase Agreement (BANA)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Exh. A-1

BANK 2022-BNK41

Mortgage Loan Schedule

Loan ID	Mortgage Loan Seller	Property Name	Cut-off Date Balance	Address	City	State	Note Date	Maturity Date or ARD	Mortgage Rate	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Amortization Term (mos.)	ARD Loan (Y/N)	Primary Servicing Fee Rate	Non-Serviced Primary Servicing Fee Rate	Master Servicing Fee Rate
2	BANA	1600 Broadway	$98,000,000	1600 Broadway	New York	NY	2/24/2022	3/1/2032	3.4510%	120	118	0	Yes	0.002500%	0.000000%	0.002500%
4.00	BANA	Life Science Office Portfolio	$35,910,000	Various	Various	Various	1/28/2022	2/11/2032	3.4570%	120	117	0	No	0.000000%	0.002500%	0.002500%
4.01	BANA	21717 & 21823 30th Drive SE	$7,019,289	21717 & 21823 30th Drive Southeast	Bothell	WA
4.02	BANA	47900 Bayside Parkway	$5,297,576	47900 Bayside Parkway	Fremont	CA
4.03	BANA	2904 Orchard Parkway	$5,089,457	2904 Orchard Parkway	San Jose	CA
4.04	BANA	4770 Regent Boulevard	$3,916,423	4770 Regent Boulevard	Irving	TX
4.05	BANA	1111 W. 34th Street	$3,386,665	1111 West 34th Street	Austin	TX
4.06	BANA	330 Baker Ave	$3,282,605	330 Baker Avenue	Concord	MA
4.07	BANA	6300 Eighth Avenue	$2,894,747	6300 8th Avenue	Brooklyn	NY
4.08	BANA	15 North Broadway	$2,800,148	15 North Broadway	White Plains	NY
4.09	BANA	30 New Crossing Road	$2,223,090	30 New Crossing Road	Reading	MA
6	BANA	2115 Wisconsin Avenue	$54,900,000	2115 Wisconsin Avenue Northwest	Washington	DC	3/31/2022	4/1/2032	4.1750%	120	119	0	No	0.002500%	0.000000%	0.002500%
7	BANA	UCI Research Park Phases 12 & 13	$50,000,000	5260, 5270, 5271, 5281, 5290, 5291, 5300 and 5301 California Avenue	Irvine	CA	2/4/2022	3/1/2032	3.1260%	120	118	0	No	0.000000%	0.002500%	0.002500%
8	BANA	Norfolk Premium Outlets	$50,000,000	1600 Premium Outlets Boulevard	Norfolk	VA	3/9/2022	4/1/2032	4.5000%	120	119	360	No	0.002500%	0.000000%	0.002500%
9	BANA	Shops at Dakota Crossing	$45,984,375	2438 Market Street Northeast	Washington	DC	3/17/2022	4/1/2032	4.8600%	120	119	0	No	0.002500%	0.000000%	0.002500%
14	BANA	Storage Express I	$14,500,000	7400 West Oakland Park Boulevard	Lauderhill	FL	3/1/2022	3/1/2032	3.5810%	120	118	0	No	0.002500%	0.000000%	0.002500%
15	BANA	Storage Express II	$6,500,000	500 Green Road	Pompano Beach	FL	3/1/2022	3/1/2032	3.5810%	120	118	0	No	0.002500%	0.000000%	0.002500%
17	BANA	Silver Sands Premium Outlets	$19,000,000	10562 and 10746 Emerald Coast Parkway	Miramar Beach	FL	2/10/2022	3/1/2032	3.9590%	120	118	0	No	0.000000%	0.002500%	0.002500%
21	BANA	Oakwood North and South Owners Corp.	$14,000,000	108-50 62nd Drive and 108-49 63rd Avenue	Forest Hills	NY	3/15/2022	4/1/2032	3.8870%	120	119	0	No	0.002500%	0.000000%	0.002500%
23	BANA	7510-7610 Mason King Data Center	$13,000,000	7510-7610 Mason King Court	Manassas	VA	3/25/2022	4/1/2032	4.7000%	120	119	0	No	0.002500%	0.000000%	0.002500%
26.00	BANA	ILPT Logistics Portfolio	$12,114,538	Various	Various	Various	2/25/2022	3/6/2032	3.8647%	120	118	0	No	0.000000%	0.013750%	0.002500%
26.01	BANA	4000 Principio Parkway	$1,495,280	4000 Principio Parkway East	North East	MD
26.02	BANA	2020 Joe B. Jackson Parkway	$1,341,079	2020 Joe B. Jackson Parkway	Murfreesboro	TN
26.03	BANA	1901 Meadowville Technology Parkway	$1,298,159	1901 Meadowville Technology Parkway	Chester	VA
26.04	BANA	52 Pettengill Road	$1,255,585	52 Pettengill Road	Londonderry	NH
26.05	BANA	510 John Dodd Road	$1,247,797	510 John Dodd Road	Spartanburg	SC
26.06	BANA	309 Dulty's Lane	$1,117,653	309 Dulty's Lane	Burlington	NJ
26.07	BANA	5300 Centerpoint Parkway	$647,955	5300 Centerpoint Parkway	Groveport	OH
26.08	BANA	17001 West Mercury Street	$566,960	17001 Mercury Street	Gardner	KS
26.09	BANA	725 Darlington Avenue	$519,194	725 Darlington Avenue	Mahwah	NJ
26.10	BANA	10100 89th Avenue North	$444,430	10100 89th Avenue North	Maple Grove	MN
26.11	BANA	7303 Rickenbacker Parkway West	$375,724	7303 Rickenbacker Parkway West	Columbus	OH
26.12	BANA	4836 Hickory Hill Road	$368,801	4836 Hickory Hill Road	Memphis	TN
26.13	BANA	7000 West Post Road	$341,976	7000 West Post Road	Las Vegas	NV
26.14	BANA	3201 Bearing Drive	$335,227	3201 Bearing Drive	Franklin	IN
26.15	BANA	900 Commerce Parkway West Drive	$287,288	900 Commerce Parkway West Drive	Greenwood	IN
26.16	BANA	6825 West County Road 400 North	$273,442	6825 West County Road 400 North	Greenfield	IN
26.17	BANA	951 Trails Road	$197,986	951 Trails Road	Eldridge	IA
27	BANA	45360 Severn Way Data Center	$11,500,000	45360 Severn Way	Sterling	VA	3/25/2022	4/1/2032	4.7000%	120	119	0	No	0.002500%	0.000000%	0.002500%
29	BANA	Home2 Suites - Loves Park Rockford	$10,487,309	4150 North Bell School Road	Loves Park	IL	3/18/2022	4/1/2032	4.9680%	120	119	360	No	0.002500%	0.000000%	0.002500%
30	BANA	Town & Country Apartments	$10,000,000	4260 English Oak Drive	Doraville	GA	3/11/2022	4/1/2032	4.6500%	120	119	0	No	0.002500%	0.000000%	0.002500%
34	BANA	Superior Self Storage	$7,860,000	11260 Coloma Road	Gold River	CA	2/25/2022	3/1/2032	3.8200%	120	118	0	No	0.002500%	0.000000%	0.002500%
45	BANA	Bryant Circle Self Storage	$6,020,000	412 Bryant Circle	Ojai	CA	2/25/2022	3/1/2032	3.8200%	120	118	0	No	0.002500%	0.000000%	0.002500%

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOAN SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the date hereof:

(a)           The Mortgage Loan Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(b)           The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)           The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)           The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)            No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

Exh. B-1-1

(g)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)           The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)            The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)            The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)           After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)            The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)          No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)           The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of North Carolina.

(o)           The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh. B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the date hereof:

(a)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)           The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)            The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(g)           The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to MS&Co. at least six (6) business days before the first sale

Exh. B-2-1

in the offering contemplated by the Prospectus and Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

(h)           The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Mortgage Loan Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

Exh. B-2-2

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

For purposes of this Exhibit C, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

The Mortgage Loan Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the date hereof, except with respect to the Exceptions described on Schedule C to this Agreement.

1.             Intentionally Omitted.

2.             Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.             Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws

Exh. C-1

affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.             Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.             Intentionally Omitted.

6.             Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver, or modification relates to the COVID-19 emergency, (2) as of April 16, 2022, to the knowledge of the Mortgage Loan Seller, there has been no written request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

Exh. C-2

7.             Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its Affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.             Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the

Exh. C-3

security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.             Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Exhibit C-32-1.

10.           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.           Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage

Exh. C-4

Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.           Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.           Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering

Exh. C-5

report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related Non-Serviced Depositor or Non-Serviced Master Servicer for the related Non-Serviced Trust).

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such

Exh. C-6

syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of

Exh. C-7

such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an

Exh. C-8

amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.           No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.           REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not

Exh. C-9

be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in a future guidance) provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.           Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.           Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained

Exh. C-10

with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii)  breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from

Exh. C-11

the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-

Exh. C-12

tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule C; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit C-32-1, or future permitted mezzanine debt as set forth on Exhibit C-32-2, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related

Exh. C-13

Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Exhibit C-32-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii)

Exh. C-14

above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36.           Ground Leases. For purposes of this Exhibit C, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)          The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)          The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated

Exh. C-15

maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)          The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(E)           Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)           The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(H)          A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)            Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the

Exh. C-16

threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)          In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.           Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.           Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit C.

39.           Intentionally Omitted.

40.           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C. No person other than the holder of such Mortgage Loan may declare any event

Exh. C-17

of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.           Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Exhibit C-32-4, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.           Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably

Exh. C-18

estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44.           Intentionally Omitted.

45.           Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.           Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.           Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Exhibit C, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

Exh. C-19

For purposes of this Exhibit C, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

Exh. C-20

Exhibit C-32-1

List of Mortgage Loans with Current Mezzanine Debt

Mortgage Loan Number	Mortgage Loan Name
26	ILPT Logistics Portfolio

Exh. C-32-2-1

Exhibit C-32-2

List of Mortgage Loans with Permitted Mezzanine Debt

None.

Exh. C-32-2-2

Exhibit C-32-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

Mortgage Loan Number	Mortgage Loan Name
14 15	Storage Express I Storage Express II

Exh. C-32-4-1

Exhibit C-32-4

List of Mortgage Loans with Affiliated Mortgagors

Mortgage Loan Number	Mortgage Loan Name
8 17	Norfolk Premium Outlets Silver Sands Premium Outlets
23 27	7510-7610 Mason King Data Center 45360 Severn Way Data Center
34 45	Superior Self Storage Bryant Circle Self Storage

Exh. C-32-4-2

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A. Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
7	1600 Broadway (Loan No. 2)	If the related borrower enters into a contract to sell the Retail 1 Unit and Retail Storage Unit, collectively or individually (the “1600 Broadway ROFR Property”), to certain competitors of Mars, Inc. (as specified in the related lease), then the related borrower must deliver a copy of the contract for such sale to Mars, Inc. and Mars, Inc. will have the right (“Mars ROFR”) to elect to purchase the 1600 Broadway ROFR Property on the same terms and conditions as in the contract. The Mars ROFR is not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.
7	Life Science Office Portfolio (Loan No. 4)	With respect to the Concord, MA Mortgaged Property (having an allocated loan amount of $17,350,000, or approximately 9.1% of the original principal balance of the related Whole Loan), Atrius Health (single tenant) has a Right of First Offer (ROFO) to purchase the related Mortgaged Property if the borrower intends to offer such Mortgaged Property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
7	2115 Wisconsin Avenue (Loan No. 6)

Certain indirect investors in the related Mortgaged Property require a Shari'ah compliant loan structure. In order to facilitate a Shari'ah compliant loan structure, the related borrower master leases the 2115 Wisconsin Avenue Property to a master tenant (the “2115 Wisconsin Avenue Master Tenant”), which is ultimately controlled by the borrower sponsors, Ritz Banc Group and Lincoln Property Company. The 2115 Wisconsin Avenue Master Tenant has an option to purchase such Mortgaged Property on and after the monthly payment date in October, 2031, which purchase option is conditional upon payment by the 2115 Wisconsin Avenue Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the related Mortgage Loan) and (iii) $10.

The 2115 Wisconsin Avenue Master Tenant also has a purchase option to purchase the related Mortgaged Property if such Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price.

Sch. C-1

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

Such rights do not apply to foreclosure or deed-in-lieu thereof and are extinguished by foreclosure.

Furthermore with respect to the master lease, a parent entity of the 2115 Wisconsin Avenue Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Mortgagor at a price equal to $1,000.

7	2115 Wisconsin Avenue (Loan No. 6)

In the event that the related Mortgagor elects to market the related Mortgaged Property for sale then, prior to such Mortgagor marketing the Mortgaged Property for sale to the public, the largest tenant at such Mortgaged Property, Directors of Georgetown College, has a right of first offer to purchase such Mortgaged Property for a price equal to 100% of the fair market value of such Mortgaged Property (the “2115 Wisconsin Avenue Landlord’s ROFO Purchase Offer”). Such right of first offer does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

In addition, in the event that the related Mortgagor receives (i) an unsolicited bona fide third party offer to purchase the related Mortgaged Property which such Mortgagor is willing to accept or (ii) a bona fide third party offer to purchase such Mortgaged Property during such Mortgagor’s marketing of such Mortgaged Property which such Mortgagor is willing to accept and which is at a purchase price that is less than 95% of a 2115 Wisconsin Avenue Landlord’s ROFO Purchase Offer pursuant to the Directors of Georgetown College’s right of first offer (each such offer, a “2115 Wisconsin Avenue Third Party Offer”), then Directors of Georgetown College has the right to purchase such Mortgaged Property upon the same terms and conditions as set forth in the 2115 Wisconsin Avenue Third Party Offer. Such right of first refusal does not apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

7	Norfolk Premium Outlets (Loan No. 8) Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.
7	7510-7610 Mason King Data Center (Loan No. 23)

Prior to the related Mortgaged Property being marketed for sale, the sole tenant, Amazon Data Services, Inc. (“Amazon”), has a right of first offer to purchase the related Mortgaged Property on the terms that related Mortgagor intends to market the property. Notwithstanding, such right of first offer does not apply if the related Mortgaged Property is to be marketed along with two

Sch. C-2

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
45360 Severn Way Data Center (Loan No. 27)

or more other properties as a portfolio. If Amazon declines the right of first offer to purchase or fails to respond within a 30 day period, then the related Mortgagor is free to sell such Mortgaged Property to any party for any purchase price that is not more than 7.5% lower than the purchase price set forth in the Mortgagor’s notice to Amazon.

In the event that the related Mortgagor receives an unsolicited third party offer to purchase such Mortgaged Property, Amazon also has a right of first refusal to purchase the related Mortgaged Property, on the terms that match such offer. The Mortgagor and Amazon will have 30 days from the delivery date of the offer terms to Amazon to negotiate and execute a purchase agreement. If Amazon does not return the signed purchase agreement within such 30 day period, then the related Mortgagor is free to sell such Mortgaged Property to such third party offeror or to any other third party for any purchase price that is not more than 7.5% lower than the purchase price set forth in the Mortgagor's notice to Amazon.

Neither Amazon's right of first offer or its right of first refusal apply to a foreclosure or deed in lieu thereof or the first transfer to a third party after, but would apply to subsequent transfers.

7	ILPT Logistics Portfolio (Loan No. 26)	The related single tenant at each of the following Mortgaged Properties has a right of first refusal and/or a right of first offer to purchase the related Mortgaged Property: 1901 Meadowville Technology Parkway, 2020 Joe B Jackson Parkway, 510 John Dodd Road, 309 Dulty’s Lane, 5300 Centerpoint Parkway and 7000 West Post Road. With respect to the 5300 Centerpoint Parkway and 7000 West Post Road Mortgaged Properties, the right of first refusal may apply to a foreclosure or deed in lieu thereof, and will apply as to subsequent transfers. With respect to each other such Mortgaged Property, the right of first refusal does not apply to a foreclosure or deed in lieu thereof, but will apply to subsequent transfers.
8

1600 Broadway (Loan No. 2)

Life Science Office Portfolio (Loan No. 4)

Norfolk Premium Outlets (Loan No. 8)

Silver Sands Premium Outlets (Loan No. 17)

7510-7610 Mason King Data Center (Loan No. 23)

ILPT Logistics Portfolio (Loan No. 26)

See exception to Representation 7.

Sch. C-3

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
45360 Severn Way Data Center (Loan No. 27)
18	All BANA Mortgage Loans (Loan Nos. 2, 4, 6, 7, 8, 9, 14, 15, 17, 21, 23, 26, 27, 29, 30, 34 and 45)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 17.
18	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents permit a property insurance deductible up to $100,000.
18	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents acknowledge that the related condominium board maintains one or more insurance policies that provide for some of the insurance coverage required under such Mortgage Loan documents (with respect to the core and shell of the building and the “Common Elements” as defined in the related condominium declaration).
18	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents permit the related sole tenant, Mars Retail Group, LLC, to maintain one or more insurance policies that provide for some of the insurance coverage required under such Mortgage Loan documents (with respect to the improvements and betterments within the collateral unit).
18	1600 Broadway (Loan No. 2) Superior Self Storage (Loan No. 34) Bryant Circle Self Storage (Loan No. 45)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the Certificates), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the related insurance policies in the first layer of coverage, then at least sixty percent (60%) of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the Certificates), with no carrier below “BBB”.
18	Life Science Office Portfolio (Loan No. 4)

The related Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 basic deductible.

Furthermore, the threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the outstanding principal balance of

Sch. C-4

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
the allocated loan amount attributable to such individual property, rather than 5% of the outstanding principal amount of the related Mortgage Loan.
18	Life Science Office Portfolio (Loan No. 4)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the insurance companies, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies, or (ii) if five (5) or more insurance companies issues the Policies, then at least 60% of the required coverage must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and “A3” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the insurance companies, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies.
18	2115 Wisconsin Avenue (Loan No. 6)	The related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of the master lessee.
18	2115 Wisconsin Avenue (Loan No. 6)	The related Mortgage Loan documents permit certain insurance coverage relating to the “Supplemental Easement Area” (as defined in the related Mortgage Loan Agreement) through insurance policies issued to or for the benefit of the owner of the property benefitting from such easement.
18	UCI Research Park Phases 12 & 13 (Loan No. 7)

The related Whole Loan agreement does not permit any deductible (i) for property insurance in excess of (x) for so long as the related borrower sponsor owns a direct or indirect ownership interest in the related borrower and controls such borrower, excess of $1,500,000 (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value) and (y) if the related borrower sponsor no longer owns a direct or indirect ownership interest in the related borrower or no longer controls such borrower, 5% of underwritten net operating income (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value).

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (A) if four or fewer insurance companies issue the policies, then (1) at least 75% of the insurance coverage represented by the policies must be issued by insurance companies who are Qualified Insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the insurance company or Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P; or (B) if five or more insurance companies issue the policies, then (1) at least 60% of the insurance

Sch. C-5

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
coverage represented by the policies must be provided by insurance companies who are Qualified Insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the carrier and Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P. “Qualified Insurer” means insurance companies must have a financial strength rating of “A” or better and a financial size category of “VIII” or better by A.M. Best Company, Inc., and a rating of: (i) “A-” or better by S&P; and (ii) if (A) Fitch rates the insurance company and is designated by the lender in connection with the Certificates, “A-” or better by Fitch or (B) Moody's rates the insurance company and is designated by the lender in connection with the Certificates, “A2” or better by Moody's.
18	Norfolk Premium Outlets (Loan No. 8)	The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency.
18	Norfolk Premium Outlets (Loan No. 8)	With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance

Sch. C-6

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
carriers and (2) the related insurance companies have a rating of A:X or better in the current A.M. Best insurance reports.
18	Norfolk Premium Outlets (Loan No. 8)	The related Mortgage Loan documents permit a property insurance deductible up to $500,000.
18	Shops at Dakota Crossing (Loan No. 9)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is, with respect to each individual Mortgaged Property, an amount equal to the lesser of (i) 5% of the outstanding balance of the related Mortgage Loan or (ii) $2,250,000.
18	Storage Express I (Loan No. 14) Storage Express II (Loan No. 15)	The lender has agreed at the related Mortgage Loan origination to accept the then-current umbrella carrier, StarStone National Insurance Company until renewal. As of the related Mortgage Loan origination date, StarStone National Insurance Company was rated A-:XI by AM Best.
18	Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.
18	Silver Sands Premium Outlets (Loan No. 17)	The related Whole Loan agreement permits an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
18	ILPT Logistics Portfolio (Loan No. 26)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is 7.5% of the outstanding principal amount of the Allocated Loan Amount attributable to the related individual Mortgaged Property.
18	ILPT Logistics Portfolio (Loan No. 26)	The related Mortgage Loan documents permit a property insurance deductible and a liability insurance deductible of up to $250,000.

Sch. C-7

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
18	ILPT Logistics Portfolio (Loan No. 26)	With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody's, to the extent Moody's rates the insurer and rates the Certificates, with no remaining insurance carrier below “BBB” by S&P, and “Baa1” by Moody's (to the extent Moody's rates the insurer and rates the Certificates), or (B) if five (5) or fewer insurance companies issue the related insurance policies, then at least 60% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody's (to the extent Moody's rates the insurer and rates the Certificates), with no remaining insurance carrier below “BBB” by S&P, and “Baa1” by Moody's (to the extent Moody's rates the insurer and rates the Certificates).
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related Mortgage Loan documents permit a property insurance deductible up to $50,000.
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with a syndicate of insurers through which at least 75% (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with insurers having the insurer ratings required under the related Mortgage Loan documents, and all remaining insurers must have ratings of not less than “BBB” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best)).
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)

The related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of California Public Employees’ Retirement System in connection with the California Public Employees’ Retirement System blanket insurance program, and, solely in connection with policies issued to or for the benefit of California Public Employees' Retirement System in connection with the California Public Employees' Retirement System blanket insurance program, the related borrower is permitted to maintain a portion of the insurance coverage required under the related Mortgage Loan documents with insurance companies (including without limitation a syndicate of insurers) which do not meet the requirements set forth in the related Mortgage Loan documents (but, for the avoidance of doubt, maintain a financial strength and claims paying ability rating of not lower than “A-:VII” by A.M. Best) (the “Otherwise Rated Insurers”), provided that if the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below

Sch. C-8

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
“A:VII” by AM Best, the related borrower is required to replace such Otherwise Rated Insurer.
18	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)

The related Mortgage Loan documents permit certain insurance coverage (including without limitation terrorism insurance coverage) through insurance policies issued to or for the benefit of the sole tenant and/or tenants under a “Major Lease” covering 50% or more of the total rentable square footage of the related Mortgaged Property or the gross rents (and any guarantor of any such tenant’s lease, as applicable) (individually and collectively, “Specified Tenants”) for so long as (A) one or more Specified Tenants maintain insurance policies on the entire related Mortgaged Property meeting the requirements for insurance coverage required under the related Mortgage Loan documents, except with respect to (1) each Specified Tenant’s property deductible, the amount of which may be in an amount reasonably acceptable to the related lender, such acceptance not to be unreasonably withheld, and (2) the extended period of indemnity may be for a period of ninety (90) days when provided by the Specified Tenants, (B) each Specified Tenant delivers evidence acceptable to the related lender of such coverage no less frequently than annually, (C) no default exists under the applicable leases with the Specified Tenants beyond any applicable notice and cure periods unless California Public Employees’ Retirement System is providing “excess and contingent” insurance coverage in relation to such Mortgaged Property, (D) the related lender is named as a mortgagee/loss payee on insurance policies maintained by Specified Tenants and (E) each Specified Tenant maintains a credit rating from S&P of at least “BBB” unless CalPERS is providing “excess and contingent” insurance coverage in relation to such Mortgaged Property, (the foregoing clauses (A) - (E) are referred to collectively herein as the “Tenant Insurance Conditions”).

To the extent any of the Tenant Insurance Conditions are not satisfied, the related borrower will be required to promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the single tenants do not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as are necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of the related Mortgage Loan documents.

28	All BANA Mortgage Loans (Loan Nos. 2, 4, 6, 7, 8, 9, 14, 15, 17, 21, 23, 26, 27, 29, 30, 34 and 45)	The related loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
28	1600 Broadway (Loan No. 2)

There is no separate non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrowers are obligated under

Sch. C-9

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by such borrowers.

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower.

The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation is subject to the qualification that (i) if such misrepresentation was not intentional or such Mortgagor did not otherwise know any such representation was false and misleading in any material respect when it made it and (ii) subject to specified cure rights.

28	UCI Research Park Phases 12 & 13 (Loan No. 7)

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower.

The borrower and the non-recourse carveout guarantor will not have liability under non-recourse carveout provisions where the circumstance, event or condition that would otherwise give rise to such liability is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrower’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise; (iii) insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrower’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property, subject to the full recourse carveout relating to substantive consolidation as a result of violation of separateness covenants; (v) failure to pay the Whole Loan or other obligations or debts of the borrower, as a result of (i), (ii) or (iii) above; and/or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (i), (ii) or (iii) above. Also, solely for the purposes of clause (i) above, if the borrower has sufficient funds to pay ground rent available to it and does not apply those funds to the payment of ground rent prior to the payment of other expenses, that is not deemed to be insufficient revenue.

28	Norfolk Premium Outlets (Loan No. 8)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate environmental indemnity agreement was executed by the borrower.

For so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a Simon “Key Principal” or an affiliate of Simon “Key Principal”, the non-recourse carveout guarantor’s liability is limited to 20% ($15,000,000) of the Mortgage Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs

Sch. C-10

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception

and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The borrowers and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

28	Silver Sands Premium Outlets (Loan No. 17)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the related Mortgage Loan or related Whole Loan. While the single-purpose entity borrowers are obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty or environmental indemnity agreement was executed by such borrowers.

The borrowers and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

Sch. C-11

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
28	Oakwood North and South Owners Corp. (Loan No. 21)	The related borrower is a cooperative housing corporation therefore there is no separate non-recourse carveout guarantor and no separate environmental indemnitor with respect to the related Mortgage Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty or environmental indemnity agreement was executed by such borrower.
28	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation is subject to the qualification that if such representation or warranty was not intentionally false when made and is capable of being cured, then such Mortgagor will have certain specified cure rights.
28	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	The related environmental indemnity agreement provides that if the borrower obtains an environmental insurance policy with respect to the related Mortgaged Property that is approved by the lender, then the lender and other indemnified parties (as indemnitees) are permitted to seek to collect under such approved environmental policy prior to making a claim against the environmental indemnitor; provided, however, that if the indemnitee makes a claim or instructs indemnitor to make a claim under such approved environmental policy for payment of the Indemnification Obligations under this Agreement (a “Claim”), and such Claim is not paid to the indemnitee by the provider of such approved environmental policy within sixty (60) days after the date such Claim is made, then the indemnitee will have the option to recover from Indemnitor pursuant to the terms of the environmental indemnity agreement.
29	Life Science Office Portfolio (Loan No. 4)	The related Whole Loan documents provide that, following the lockout period, the related borrower may obtain the release of any of the nine Mortgaged Properties, subject to certain conditions, including: (i) no event of default has have occurred or is continuing, (ii) partial defeasance of such Mortgage Loan in an amount equal to greater of (A) 105% of the allocated amount for the release property, (B) an amount that would result in the post-release DSCR (interest-only) of the remaining properties being no less than the greater of the pre-release DSCR (interest-only) for the entire property and 2.67x, and (C) an amount that would result in the post-release debt yield of the remaining properties being no less than the greater of the pre-release debt yield for the entire property and 9.35%; (iii) a rating agency confirmation; and (iv) an opinion of counsel that the partial release complies with REMIC requirement.
30	UCI Research Park Phases 12 & 13 (Loan No. 7)	In terms of annual financial statements, the related Whole Loan documents require the borrower to deliver annual unaudited operating statement of the Mortgaged Property prepared internally and certified by the borrower, detailing the revenues received and the expenses incurred for the period of calculation and containing appropriate year-to-date information.
31	1600 Broadway (Loan No. 2)

To the extent that terrorism insurance is available, the borrower is not obligated to expend more than two (2) times the annual insurance premium payment for the Mortgaged Property for a separate “Special Form” or “All

Sch. C-12

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
	Life Science Office Portfolio (Loan No. 4)	Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis at the time that any terrorism coverage is excluded from any insurance policy (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
31	UCI Research Park Phases 12 & 13 (Loan No. 7)

If TRIPRA is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two times the annual insurance premiums payable for the related Mortgaged Property at the time with respect to the property and business interruption policies (excluding cost of the terrorism, named storm and earthquake components of such all-risk and business interruption insurance policies).

The Mortgage Loan documents permit the borrower to satisfy terrorism coverage requirements through the use of a licensed captive insurance company that is an affiliate of the borrower sponsor (The Irvine Company LLC), subject to certain conditions, including (A) the policy limits are approved by the lender in its reasonable discretion, and the deductible is no greater than that calculated by TRIPRA, (B) other than the deductible, the portion of the insurance not reinsured by TRIPRA must be reinsured by an insurance carrier rated no less than S&P “A-” (or Moody’s/ Fitch equivalents, if applicable), (C) TRIPRA is in effect and requires that the federal government must reinsure that portion of any terrorism claim above the applicable deductible and other privately reinsured amounts as set forth above, and (D) the captive insurer is not the subject of a bankruptcy or similar proceeding.

31	Norfolk Premium Outlets (Loan No. 8)	If TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium being charged as of the time of closing of the related Mortgage Loan for such a stand-alone policy, which amount will be increased annually by the consumer price index (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage under a stand-alone policy available with funds equal to such cap to the extent such coverage is available). Any stand-alone terrorism insurance policy may have a deductible of up to $5,000,000.
31	Shops at Dakota Crossing (Loan No. 9) Superior Self Storage (Loan No. 34)	If TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of property, business interruption/loss of rents and liability insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap).

Sch. C-13

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
31	Silver Sands Premium Outlets (Loan No. 17)	If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
31	7510-7610 Mason King Data Center (Loan No. 23) 45360 Severn Way Data Center (Loan No. 27)	If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the then-current property casualty insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such Mortgaged Property and business interruption/rental insurance) obtained as of the date the applicable new terrorism insurance is being obtained.
32	1600 Broadway (Loan No. 2)	The related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related borrower as long as “Qualifying Successor Merger Entity” satisfying certain requirements set forth in such Mortgage Loan documents control such borrower following such transfer.
32	Norfolk Premium Outlets (Loan No. 8)	The related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related borrower as long as “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents control the related borrower following such transfer.
32	Silver Sands Premium Outlets (Loan No. 17)

The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Whole Loan documents permit transfers of equity interests that result in a change in control of the borrower as long as a “Qualified Transferee” satisfying certain requirements set forth in such Whole Loan documents controls the borrower following such transfer.

32	Oakwood North and South Owners Corp. (Loan No. 21)	The related Mortgage Loan documents permit the related Mortgagor to issue, enter into. assign, amend and/or terminate stock certificates, and/or proprietary leases with respect to the residential cooperative units without the consent of the lender, provided that such transactions do not have a

Sch. C-14

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
material adverse effect, and that such transactions are made at arms-length and on market terms.
33

UCI Research Park Phases 12 & 13 (Loan No. 7)

Storage Express I (Loan No. 14)

Storage Express II (Loan No. 15)

Silver Sands Premium Outlets (Loan No. 17)

Oakwood North and South Owners Corp. (Loan No. 21)

7510-7610 Mason King Data Center (Loan No. 23)

ILPT Logistics Portfolio (Loan No. 26)

45360 Severn Way Data Center (Loan No. 27)

Home2 Suites - Loves Park Rockford (Loan No. 29)

Town & Country Apartments (Loan No. 30)

Superior Self Storage (Loan No. 34)

Bryant Circle Self Storage (Loan No. 45)

Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
33	UCI Research Park Phases 12 & 13 (Loan No. 7)	The Whole Loan documents permit property revenue to be managed and accounted for pursuant to a centralized cash management system with certain other borrower affiliates. In the absence of a cash sweep period, funds are deposited into a concentration account owned and administered by The Irvine Company LLC, TIC Acquisition and Development LLC or Irvine Management Company. All funds in the concentration account are required to be tracked so that the cash attributable to borrower is ascertainable, and borrower obligations will not be paid by funds attributable to any borrower affiliates.

Sch. C-15

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
33	ILPT Logistics Portfolio (Loan No. 26)	Three of the related Mortgagors previously owned real properties other than the Mortgaged Properties, as follows: (i) ILPT Bemidji LLC previously owned a property located at 2401 Cram Avenue SE, Bemidji, Minnesota, (ii) ILPT KYIN LLC previously owned properties located at i. 9215-9347 E Pendleton Pike, Lawrence, Indiana, ii. 1985 International Way, Hebron, Kentucky, iii. 2801 Airwest Boulevard, Plainfield, Indiana, iv. 2150 Stanley Road, Plainfield, Indiana, v. 4237-4255 Anson Boulevard, Whitestown, Indiana, vi. 20 Logistics Boulevard, Walton, Kentucky, and (iii) ILPT North East LLC previously owned property located at 16101 Queens Court, Upper Marlboro, Maryland. Prior to origination such properties were transferred either to affiliates of the Mortgagors or to third parties.
34	Shops at Dakota Crossing (Loan No. 9)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $5,000.
34	Silver Sands Premium Outlets (Loan No. 17)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $10,000.
36	UCI Research Park Phases 12 & 13 (Loan No. 7)

(e) In the event the lender or its subsidiary forecloses or acquires the leasehold interest in the property through foreclosure or an assignment in lieu thereof, it cannot assign or transfer its leasehold interest in the property without the prior written consent of the ground lessor, which consent must be based on ground lessor's exclusive determination that it's programmatic and financial interests in consenting to such assignment or transfer is not impaired. Ground lessor is also generally prohibited from unreasonably withholding, delaying or conditioning its consent to any assignment.

(k) Upon a total or substantially total loss or taking of the related Mortgaged Property, the condemnation award will be applied, first to the related ground lessor, Mortgagor and Mortgagee for the reimbursement of all costs and expenses incurred by each of them in the collection of the award and then to the extent not applied to restoration, to such Mortgagee.

43	ILPT Logistics Portfolio (Loan No. 26)	With respect to the 510 John Dodd Road Mortgaged Property, the related Phase I environmental report stated that an adjacent facility had known volatile organic compounds in the soil and groundwater that had the potential to impact the Mortgaged Property, and that the adjoining parcel is potentially a REC originating from an off-property facility, and recommended that a file review be conducted to identify the extent of the groundwater contamination and evaluate the potential for the adjoining parcel to impact the Mortgaged Property. Such investigation has not been conducted.

Sch. C-16

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

BANK OF AMERICA, NATIONAL ASSOCIATION

ASSISTANT SECRETARY’S CERTIFICATE

I, [_____], an Assistant Secretary of Bank of America, National Association, a national banking association (the “Mortgage Loan Seller”), HEREBY CERTIFY that:

1.	Attached hereto as Exhibit A is a true and complete copy of the Articles of Organization of the Mortgage Loan Seller, which are in full force and effect on the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the amended and restated Bylaws of the Bank, as in effect on the date hereof.

3.	The resolutions attached hereto as Exhibit C (the “Resolutions”) were adopted by the unanimous written consent in lieu of a meeting of the delegates of the Management Risk Committee (the “Committee”) of the Bank. Such resolutions have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.

4.	Each person who, as an officer or representative of the Mortgage Loan Seller, signed any document delivered in connection with the BANK 2022-BNK41 transaction was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

IN WITNESS WHEREOF, I have signed this Certificate as of May 5, 2022.

Name: Title:

Exh. D-1-1

EXHIBIT D-2

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by Bank of America, National Association (“Bank of America”) of the various transactions contemplated by that certain Mortgage Loan Purchase Agreement dated and effective as of April 25, 2022 (the “Mortgage Loan Purchase Agreement”) between Bank of America, as seller, and Morgan Stanley Capital I Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as set forth on Schedule C to the Mortgage Loan Purchase Agreement, the representations and warranties of Bank of America in or made pursuant to Section 4(a) and Section 4(b) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date, (ii) Bank of America has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of Bank of America. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this May 5, 2022.

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name: Title:

Exh. D-2-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE OF
BANK OF AMERICA, NATIONAL ASSOCIATION

[_____], 2022

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036
Attention: Jane Lam

Morgan Stanley Capital I Inc.
1633 Broadway, 29th Floor
New York, New York 10019
Attention: Legal Compliance Division

cmbs_notices@morganstanley.com

With copies to the Addressees listed on Schedule A

Re: BANK 2022-BNK41 – Officer’s Certificate Pursuant to Section 4(i) of the Mortgage Loan Purchase Agreement

Reference is hereby made to that certain Pooling and Servicing Agreement, dated as of May 1, 2022, and that certain Mortgage Loan Purchase Agreement, dated and effective as of April 25, 2022 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Mortgage Loan Seller”) and Morgan Stanley Capital I Inc. In accordance with Section 4(i) of the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller hereby certifies to the parties listed on Schedule A, as follows:

1.	The Mortgage Loan Seller has delivered the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Designated Site (as defined in the Pooling and Servicing Agreement); and

2.	Each Diligence File constitutes all documents required under the definition of “Diligence File” and such Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Mortgage Loan Seller.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [_] day of [_____], 2022.

Exh. E-1

Sincerely yours,

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name: Title:

Exh. E-2

SCHEDULE A

LIST OF ADDRESSEES TO BE COPIED

GENERAL MASTER SERVICER:

Email: commercial.servicing@wellsfargo.com

GENERAL SPECIAL SERVICER:

Email: liat.heller@rialtocapital.com

CERTIFICATE ADMINISTRATOR:

Email: cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com

TRUSTEE:

Email: CMBSTrustee@wilmingtontrust.com

DIRECTING CERTIFICATEHOLDER:

Email: josh.cromer@rialtocapital.com

ASSET REPRESENTATIONS REVIEWER:

Email: notices@pentalphasurveillance.com

OPERATING ADVISOR:

Email: notices@pentalphasurveillance.com

RISK RETENTION CONSULTATION PARTY

Email: cmbs_notices@morganstanley.com

Exh. E-3

EXHIBIT F

FORM OF LIMITED POWER OF ATTORNEY

TO COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION AND RIALTO CAPITAL ADVISORS, LLC WITH RESPECT TO BANK 2022-BNK41, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2022-BNK41

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement dated and effective as of April 25, 2022 (the “Mortgage Loan Purchase Agreement”), between Bank of America, National Association (“Seller”) and Morgan Stanley Capital I Inc. (“Depositor”), Seller is selling certain commercial, multifamily and/or manufactured housing community mortgage loans (the “Mortgage Loans”) to Depositor;

WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement dated as of May 1, 2022 (the “Pooling and Servicing Agreement”), between the Depositor, Wells Fargo Bank, National Association, as general master servicer, Rialto Capital Advisors, LLC, as general special servicer (the “General Special Servicer”), National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, Wilmington Trust, National Association, as trustee (the “Trustee”), and Computershare Trust Company, National Association, as certificate administrator, as custodian (in such capacity, the “Custodian”), as certificate registrar, and as authenticating agent, the Trustee, the Custodian and the General Special Servicer are granted certain powers, responsibilities and authority in connection with the completion and the filing and recording of assignments of mortgage, deeds of trust or similar documents, Form UCC-3 assignments of financing statements, reassignments of assignments of leases, rents and profits and other Mortgage Loan documents required to be filed or recorded in appropriate public filing and recording offices;

WHEREAS, Seller has agreed to provide this Limited Power of Attorney pursuant to the Mortgage Loan Purchase Agreement;

NOW, THEREFORE, Seller does hereby make, constitute and appoint the Custodian (on behalf of the Trustee), acting solely in its capacity as Custodian under, and in accordance with the terms of, the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Seller’s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Trustee, as set forth in the definition of “Mortgage File” in Section 1.01 of the Pooling and Servicing Agreement, that have been received by the Trustee or a Custodian on its behalf, and all Form UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, in each case in favor of the Trustee as set forth in the definition of “Mortgage File” in, and in accordance with Section 1.01 of, the Pooling and Servicing Agreement, and to evidence, provide notice of and perfect such assignments and conveyances in favor of the Trustee in the public records of the appropriate filing and recording offices; and (ii) to prepare, execute and file or record in the

Exh. F-1

appropriate public filing or recording offices, as applicable, all other Mortgage Loan documents to be recorded under the terms of the Pooling and Servicing Agreement or any such Mortgage Loan documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices. Notwithstanding the foregoing, this Limited Power of Attorney shall grant to the Custodian (on behalf of the Trustee) and the General Special Servicer only such powers, responsibilities and authority as are set forth in Section 2 of the Mortgage Loan Purchase Agreement.

Seller does also hereby make, constitute and appoint the General Special Servicer, acting solely in its capacity as General Special Servicer under the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to the Mortgage Loans in Seller’s name, place and stead solely to exercise and perform all of the rights, authority and powers of the Custodian (on behalf of the Trustee) as set forth in the preceding paragraph in the event of the failure or the incapacity of the Custodian to do so for any reason. As between the General Special Servicer and any third party, no evidence of the failure or incapacity of the Custodian shall be required and such third party may rely upon the General Special Servicer’s written statement that it is acting pursuant to the terms of this Limited Power of Attorney.

The enumeration of particular powers herein is not intended in any way to limit the grant to the Custodian (on behalf of the Trustee) or the General Special Servicer as Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of the second following paragraph below. As between Seller, the Depositor, the General Special Servicer, the Custodian, the Trust and the Certificateholders, neither the Custodian nor the General Special Servicer may exercise any right, authority or power granted by this Limited Power of Attorney in a manner which would violate the terms of the Pooling and Servicing Agreement, but any and all third parties dealing with the Custodian (on behalf of the Trustee) or the General Special Servicer as Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Custodian or the General Special Servicer, as applicable, and need not make any inquiry about whether the Custodian or the General Special Servicer is acting pursuant to the Pooling and Servicing Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by the Custodian or the General Special Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Pooling and Servicing Agreement.

Any act or thing lawfully done hereunder by the Custodian (on behalf of the Trustee) or the General Special Servicer shall be binding on Seller and Seller’s successors and assigns.

This Limited Power of Attorney shall continue in full force and effect with respect to the Custodian (on behalf of the Trustee) and the General Special Servicer, as applicable, until the earliest occurrence of any of the following events:

Exh. F-2

(1)	with respect to the Custodian (on behalf of the Trustee), the termination of the Custodian and its replacement with a successor Custodian under the terms of the Pooling and Servicing Agreement;

(2)	with respect to the General Special Servicer, the termination of such entity and its replacement with a successor General Special Servicer under the terms of the Pooling and Servicing Agreement;

(3)	with respect to the Custodian (on behalf of the Trustee), the appointment of a receiver or conservator with respect to the business of the Custodian, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Custodian;

(4)	with respect to the General Special Servicer, the appointment of a receiver or conservator with respect to the business of such entity, or the filing of a voluntary or involuntary petition in bankruptcy by or against such entity;

(5)	with respect to each of the Custodian (on behalf of the Trustee) and the General Special Servicer and any Mortgage Loan, such Mortgage Loan is no longer a part of the Trust;

(6)	with respect to each of the Custodian (on behalf of the Trustee) and the General Special Servicer, the termination of the Pooling and Servicing Agreement in accordance with its terms; and

(7)	with respect to the General Special Servicer, the occurrence and continuance of, or failure to cure, any of the events described under Section 7.01(a) of the Pooling and Servicing Agreement with respect to the General Special Servicer.

Nothing herein shall be deemed to amend or modify the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the respective rights, duties or obligations of Seller under the Mortgage Loan Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Mortgage Loan Purchase Agreement or, if not defined therein, then in the Pooling and Servicing Agreement.

THIS POWER OF ATTORNEY AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

[Signature on next page]

Exh. F-3

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _______________, 2022.

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name: Title:

Exh. F-4

ACKNOWLEDGEMENT

STATE OF	)
)ss:
COUNTY OF	)

On this ____ day of _____________ 20__, before me appeared __________________, to me personally known, who, being by me duly sworn did say that he/she is the ___________________ of Bank of America, National Association, and that the seal affixed to the foregoing instrument is the corporate seal of said entity, and that said instrument was signed and sealed in behalf of said entity by authority of its board of directors (or equivalent authorizing parties), and said ___________________ acknowledged said instrument to be the free act and deed of said entity.

Name:
Notary Public in and for said County and State

My Commission Expires:

Exh. F-5